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                                                                 EXHIBIT (d)(19)

                                                        FORM OF OPTION AGREEMENT
                                                                UNDER 1996 PLAN*
                                                  [NON-EMPLOYEE DIRECTOR OPTION]

                                             * NON-EMPLOYEE DIRECTOR OPTIONS CAN
                                               ALSO BE GRANTED UNDER THE 2000
                                               PLAN, THE FORM OF WHICH WOULD BE
                                               THE SAME EXCEPT FOR REFERENCES TO
                                               THE 1996 PLAN.

                                 AUTOBYTEL INC.
                             A Delaware Corporation

                AUTO-BY-TEL CORPORATION 1996 STOCK INCENTIVE PLAN

                  NON-EMPLOYEE DIRECTOR STOCK OPTION AGREEMENT

        Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Option Agreement.

                                        I
                          NOTICE OF STOCK OPTION GRANT

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-----------------------------------

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        You have been granted an option to purchase Common Stock of the Company, subject to the terms and conditions of the Plan and this Option Agreement, as follows:

       Date of Grant:                    ____________

       Vesting Commencement Date:        ____________

       Exercise Price per Share:         ____________

       Total Number of Shares Granted:   ____________

       Total Exercise Price:             ____________

       Type of Option:                   NONSTATUTORY STOCK OPTION

       Term/Expiration Date:             THE TENTH ANNIVERSARY OF THE DATE
                                         OF GRANT

A.    Vesting Schedule:
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You may exercise this Option, in whole or in part, according to the following vesting schedule:

[INSERT ONE OF THE FOLLOWING PARAGRAPHS] -

Subject to Section II, Paragraphs D., E., F. and G. hereof, fifty percent (50%) shall become vested and exercisable as of the vesting commencement date and fifty percent (50%) shall vest and become exercisable twelve (12) calendar months after the applicable vesting commencement date. [THIS PARAGRAPH IS THE VESTING SCHEDULE FOR NEW OPTIONS ISSUED IN EXCHANGE FOR VESTED OPTIONS]

OR

Subject to Section II, Paragraphs D., E., F. and G. hereof, one hundred percent (100%) shall become vested and exercisable twelve (12) calendar months after the vesting commencement date. [THIS PARAGRAPH IS THE VESTING SCHEDULE FOR NEW OPTIONS ISSUED IN EXCHANGE FOR UNVESTED OPTIONS]

B.    Termination Period:

You may exercise this Option for three (3) months following your termination of employment with the Company, or for such longer period upon your death or Disability as provided in the Plan. In no case may you exercise this Option after the Term/Expiration Date as provided above.

                                       II
                                    AGREEMENT

A. Grant of Option. Autobytel Inc., a Delaware corporation (the "Company"), hereby grants to the Optionee named in the Notice of Grant (the "Optionee"), an option (the "Option") to purchase the total number of shares of Common Stock (the "Shares") set forth in the Notice of Grant, at the exercise price per share set forth in the Notice of Grant (the "Exercise Price") subject to the terms, definitions and provisions of the 1996 Stock Incentive Plan (the "Plan") adopted by the Company, which is incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Option Agreement.

      If designated in the Notice of Grant as an Incentive Stock Option ("ISO"), this Option is intended to qualify as an Incentive Stock Option as defined in
Section 422 of the Code. Nevertheless, to the extent that it exceeds the $100,000 rule of Code Section 422(d), or to the extent the Option does not meet the ISO rules for some other reason, this Option shall be treated as a Nonstatutory Stock Option ("NSO").

B.    Exercise of Option.


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      (1)   Right to Exercise. This Option shall be exercisable during its term in accordance with the Vesting Schedule set out in the Notice of Grant and with the applicable provisions of the Plan and this Option Agreement. In the event of Optionee's death, disability or other termination of the employment with the Company, this Option shall be exercisable in accordance with the applicable provisions of the Plan and this Option Agreement.

      (2) Method of Exercise. This Option shall be exercisable by written notice (in the form attached as Exhibit A) which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised, and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan. Such written notice shall be signed by the Optionee and shall be delivered in person or by certified mail to the Secretary of the Company. The written notice shall be accompanied by payment of the Exercise Price. This Option shall be deemed to be exercised upon receipt by the Company of such written notice accompanied by the Exercise Price.

No Shares will be issued pursuant to the exercise of an Option unless such issuance and such exercise shall comply with all relevant provisions of law and the requirements of any stock exchange upon which the Shares may then be listed. Assuming such compliance, for income tax purposes the Shares shall be considered transferred to the Optionee on the date on which the Option is exercised with respect to such Shares.

C. Method of Payment. Payment of the Exercise Price shall be by any of the following, or a combination thereof, at the election of the Optionee:

      (1)   cash;

      (2)   certified, bank cashier's, or teller's check;

      (3) surrender of other shares of Common Stock of the Company which (A) in the case of Shares acquired pursuant to the exercise of a Company option, have been owned by the Optionee for more than six (6) months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the Exercise Price of the Shares as to which the Option is being exercised; or

      (4) delivery of a properly executed exercise notice together with such other documentation as the Administrator and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the Exercise Price.


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D.    Restrictions on Exercise. This Option may not be exercised if the issuance of such Shares upon such exercise or the method of payment of consideration for such Shares would constitute a violation of any applicable federal or state securities or other law or regulation, including any rule under Part 207 of Title 12 of the Code of Federal Regulations ("Regulation G") as promulgated by the Federal Reserve Board.

E. Termination of Relationship. As of the date of the Optionee's termination of employment with the Company, Optionee may, to the extent otherwise so entitled at the date of such termination, exercise this Option for a period of three (3) months following the date of termination. To the extent that Optionee was not entitled to exercise this Option at the date of such termination, or if Optionee does not exercise this Option within the time specified herein, the Option shall terminate.

F. Disability of Optionee. Notwithstanding the provisions of Paragraph E. above, in the event of termination of an Optionee's employment with the Company as a result of his or her Disability, Optionee may, but only within six (6) months from the date of such termination (and in no event later than the expiration date of the term of such Option as set forth in Paragraph I. below), exercise the Option to the extent otherwise entitled to exercise it at the date of such termination; provided, however, that if such disability is not a "disability" as such term is defined in Section 22(e)(3) of the Code, in the case of an ISO such ISO shall cease to be treated as an ISO and shall be treated for tax purposes as a NSO on the day three months and one day following such termination. To the extent that Optionee was not entitled to exercise the Option at the date of termination, or if Optionee does not exercise such Option to the extent so entitled within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

G. Death of Optionee. In the event of termination of Optionee's employment with the Company as a result of the death of Optionee, the Option may be exercised at any time within twelve (12) months following the date of death (but in no event later than the date of expiration of the term of this Option as set forth in Paragraph I. below), by Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent the Optionee could exercise the Option at the date of death.

H. Non-Transferability of Option. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by Optionee. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

I. Acceleration of Vesting Upon a Change of Control. In the event there occurs a Change in Control of the Company (as hereafter defined) fifty percent (50%) of all Shares subject to the Option shall vest and become exercisable upon the effective date of any such Change in Control. For purposes of this Option Agreement, "Change in Control" shall be defined as:


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      (1)   When any "person" as defined in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d) and 14(d) thereof (including a "group" as defined in Section 13(d) of the Exchange Act, but excluding the Company, any Subsidiary or any employee benefit plan sponsored or maintained by the Company or any Subsidiary (including any trustee of such plan acting as trustee), and also excluding Peter R. Ellis or John C. Bedrosian) directly or indirectly, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act, as amended from time to time), of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities.

      (2) The individuals who, as of January 1, 2000, constitute the Board (the "Incumbent Board"), cease for any reason to constitute at least a majority of the Board; provided however, that any individual becoming a director subsequent to such date, whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall not, for purposes of this section, be counted in determining whether the Incumbent Board constitutes a majority of the Board.

      (3) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another corporation (a "Business Combination"), in each case, unless, following such Business Combination:

            (a) all or substantially all of the individuals and entities who were the beneficial owners of the then outstanding shares of common stock of the Company and the beneficial owners of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors immediately prior to such Business Combination beneficially own, directly or indirectly, more than fifty percent (50%) of the then outstanding shares of common stock and the combined voting power of the then outstanding securities entitled to vote generally in the election of directors, respectively, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or indirectly or through one or more subsidiaries); and

            (b) no person (excluding any employee benefit plan or related trust of the Company or such corporation resulting from such Business


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                  Combination) beneficially owns, directly or indirectly, fifty percent (50%) or more of the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the corporation except to the extent that such ownership existed prior to the Business Combination; or

      (4) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

J. Term of Option. This Option may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the Plan and the terms of this Option. The limitations set out in Section 6(a) of the Plan regarding Options designated as ISOs and Section 5, 8 and 9(a) of the Plan regarding Options granted to more than ten (10%) shareholders shall apply to this Option.

K. Tax Consequences. Set forth below is a brief summary as of the date of this Option of some of the federal and state tax consequences of exercise of this Option and disposition of the Shares.

THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.

      (1) Exercise of ISO. If this Option qualifies as an ISO, there will be no regular federal income tax liability or state income tax liability upon the exercise of the Option, although the excess, if any, of the Fair Market Value of the Shares on the date of exercise over the Exercise Price will be treated as an adjustment to the alternative minimum tax for federal tax purposes and may subject the Optionee to the alternative minimum tax in the year of exercise.

      (2) Exercise of ISO Following Disability. If the Optionee's employment with the Company terminates as a result of disability that is not a disability as defined in Section 22(e)(3) of the Code, to the extent permitted on the date of termination, the Optionee must exercise an ISO within three months of such termination for the ISO to be qualified as an ISO.

      (3) Exercise of NSO. There may be a regular federal income tax liability and state income tax liability upon the exercise of a NSO. The Optionee will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the Fair Market Value of the Shares on the date of exercise over the Exercise Price. If Optionee is an Employee or a former Employee, the Company will be required to


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            withhold from Optionee's compensation or collect from Optionee and pay to the applicable taxing authorities an amount in cash equal to a percentage of this compensation income at the time of exercise, and may refuse to honor the exercise and refuse to deliver Shares if such withholding amounts are not delivered at the time of exercise.

      (4) Disposition of Shares. In the case of an NSO, if Shares are held for at least one year, any gain realized on disposition of the Shares should be treated as long-term capital gain for federal and state income tax purposes. In the case of an ISO, if Shares transferred pursuant to the Option are held for at least one year after exercise and are disposed of at least two years after the Date of Grant, any gain realized on disposition of the Shares should also be treated as long-term capital gain for federal and state income tax purposes. If Shares purchased under an ISO are disposed of within such one-year period or within two years after the Date of Grant, any gain realized on such disposition will be treated as compensation income (taxable at ordinary income rates) to the extent of the difference between the Exercise Price and the lesser of (1) the Fair Market Value of the Shares on the date of exercise, or (2) the sale price of the Shares. Any additional gain will be taxed as capital gain, short-term or long-term depending on the period that the ISO Shares were held.

      (5) Notice of Disqualifying Disposition of ISO Shares. If the Option granted to Optionee herein is an ISO, and if Optionee sells or otherwise disposes of any of the Shares acquired pursuant to the ISO on or before the later of (1) the date two years after the Date of Grant, or (2) the date one year after the date of exercise, the Optionee shall immediately notify the Company in writing of such disposition. Optionee agrees that Optionee may be subject to income tax withholding by the Company on the compensation income recognized by the Optionee.

L. Entire Agreement; Governing Law. The Plan is incorporated herein by reference. The Plan and this Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee's interest except by means of a writing signed by the Company and Optionee. THIS AGREEMENT IS GOVERNED BY DELAWARE LAW EXCEPT FOR THAT BODY OF LAW PERTAINING TO CONFLICT OF LAWS.

                                        Autobytel Inc.
                                        a Delaware corporation

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Dated as of:                            By:
             --------------------             ----------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                              ----------------------------------

OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE OPTION HEREOF IS EARNED ONLY BY CONTINUING EMPLOYMENT AT THE WILL OF THE COMPANY (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS OPTION OR ACQUIRING SHARES HEREUNDER). OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS AGREEMENT, NOR IN THE COMPANY'S 1996 STOCK INCENTIVE PLAN WHICH IS INCORPORATED HEREIN BY REFERENCE, SHALL CONFER UPON OPTIONEE ANY RIGHT WITH RESPECT TO CONTINUATION OF EMPLOYMENT BY THE COMPANY, NOR SHALL IT INTERFERE IN ANY WAY WITH OPTIONEE'S RIGHT OR THE COMPANY'S RIGHT TO TERMINATE OPTIONEE'S EMPLOYMENT AT ANY TIME, WITH OR WITHOUT CAUSE.

      Optionee acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all of the terms and provisions thereof. Optionee has reviewed the Plan and this Option in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option and fully understands all provisions of the Option. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan or this Option. Optionee further agrees to notify the Company upon any change in the residence address indicated below.

                                        OPTIONEE

Dated as of:                            Name:
             -----------------                  --------------------------------
                                        Address:
                                                --------------------------------

                                                --------------------------------

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                                    EXHIBIT A

                            1996 STOCK INCENTIVE PLAN
                                 EXERCISE NOTICE


Autobytel Inc.
18872 MacArthur Boulevard
Irvine, CA 92612-1400

Attention:  Secretary

1. Exercise of Option. Effective as of today, _________________, the undersigned ("Optionee"), hereby elects to exercise Optionee's option to purchase _________ shares of the Common Stock (the "Shares") of autobytel.com inc. (the "Company") under and pursuant to the 1996 Stock Incentive Plan (the "Plan") and the [X] Incentive [ ] Nonstatutory Stock Option Agreement dated, ____________ (the "Option Agreement").

2. Representations of Optionee. Optionee acknowledges that Optionee has received, read and understood the Plan and the Option Agreement and agrees to abide by and be bound by their terms and conditions.

3. Rights as Shareholder. Until the stock certificate evidencing such Shares is issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 14 of the Plan.

4. Tax Consultation. Optionee understands that Optionee may suffer adverse tax consequences as a result of Optionee's purchase or disposition of the Shares. Optionee represents that Optionee has consulted with any tax consultants Optionee deems advisable in connection with the purchase or disposition of the Shares and that Optionee is not relying on the Company for any tax advice. Optionee further agrees to notify the Company upon the disposition of any Shares acquired pursuant to the exercise of an Incentive Stock Option.

5. Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Agreement shall be binding upon Optionee and his or her heirs, executors, administrators, successors and assigns.

6. Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by Optionee or by the Company forthwith to the Company's Board of Directors or the committee thereof that administers the Plan, which shall review such dispute at its next regular meeting. The resolution of such a dispute by the Board or committee shall be final and binding on the Company and on Optionee.

7. GOVERNING LAW; SEVERABILITY. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE EXCLUDING THAT BODY OF LAW PERTAINING TO CONFLICTS OF LAW. SHOULD ANY PROVISION OF THIS AGREEMENT BE DETERMINED BY A COURT OF LAW TO BE ILLEGAL OR UNENFORCEABLE, THE OTHER PROVISIONS SHALL NEVERTHELESS REMAIN EFFECTIVE AND SHALL REMAIN ENFORCEABLE.

8. Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States mail by certified mail, with postage and fees prepaid, addressed to the other party at its address as shown below beneath its signature, or to such other address as such party may designate in writing from time to time to the other party.

9. Further Instruments. The parties agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this Agreement.

10. Delivery of Payment. Optionee herewith delivers to the Company the full Exercise Price for the Shares.

11. Entire Agreement. The Plan and Notice of Grant/Option Agreement are incorporated herein by reference. This Agreement, the Plan and the Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee's interest except by means of a writing signed by the Company and Optionee

Submitted by:                             Accepted by:

OPTIONEE:                                 Autobytel Inc.

By:                                       By:
   ----------------------------------           --------------------------------
   Name:                                  Title:
                                                --------------------------------
   Address:
                                                Address:
   ----------------------------------           18872 MacArthur Boulevard
                                                Irvine, CA 92612-1400
   ----------------------------------


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